UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

September 15, 2004
Date of Report (date of earliest event reported)

CARRIER ACCESS CORPORATION

(Exact name of Registrant as specified in its charter)

State of Delaware (State or other jurisdiction of incorporation or organization)	000-24597 (Commission File Number)	84-1208770 (I.R.S. Employer Identification Number)

5395 Pearl Parkway
Boulder, Colorado 80301
(Address of principal executive offices)

(303) 442-5455
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement

     On September 15, 2004, Carrier Access Corporation (the “Company”) entered into an agreement with Cottonwood Land and Farms, Ltd. (“Cottonwood”), to purchase the Company’s principal offices located at 5395 Pearl Street, Boulder, Colorado (the “Property”), for approximately $7.0 million. The purchase transaction was completed on October 13, 2004 (the “Closing”). In addition to standard closing conditions, the agreement was subject to the termination, at the Closing, of the current lease of the Property with Cottonwood, as well as the termination of the Company’s lease of the property located at 5766 Central Avenue, Boulder, Colorado with 2545 Central, LLC, an affiliate of Cottonwood. The agreement provided, among other things, that certain rent and other payments previously paid by the Company would be applied to the purchase price of the Property in the purchase transaction.

Item 1.02 Termination of a Material Definitive Agreement

     The information contained in Item 1.01 is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIER ACCESS CORPORATION
Date: November 4, 2004	By:	/s/ Timothy R. Anderson
Timothy R. Anderson
Chief Financial Officer